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                                                                 Exhibit 10(iii)

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT ("Agreement") is made as of   Nov 21,   1996,
                                                           -----------
by and between OCEAN WEST ENTERPRISES, INC., a California corporation ("Ocean West") and CHEYENNE PROPERTIES, INC., a Washington corporation ("Cheyenne").

     WHEREAS, Ocean West operates a mortgage banking business in the State of California; and

     WHEREAS, Cheyenne possesses certain skills, knowledge, and expertise which are valuable to Ocean West; and

     WHEREAS, Cheyenne desires to provide services as a consultant to Ocean
West;

     NOW THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree as follows:

     1. Ocean West hereby retains Cheyenne, and Cheyenne accepts such position to render services on behalf of the Ocean West, subject to supervision and direction of the Ocean West's Board of Directors and officers. Cheyenne is hereby hired to perform services as a consultant with respect to corporate policies in the area of finance. In that capacity, Cheyenne shall provide advice and counsel to Ocean West and its Board of Directors, president, and other officers on those managerial matters. The parties hereto agree that the services to be provided herein shall be provided by Arthur J. Mickel ("Mickel"); provided that upon the termination, death, or total disability of Mickel, Cheyenne shall have the right to appoint an officer or director of Cheyenne to perform such services on behalf of Cheyenne.

     2. The obligations and duties of Cheyenne to Ocean West shall be to be available in person or by telephone or other means of communication for consultation for those purposes set forth in Paragraph 1 above when called upon to perform such services by Ocean West.

     3. In the performance of the work, duties and obligations Cheyenne will at all times be acting and performing as an independent contractor and not as an employee of Ocean West. Ocean West shall neither have nor exercise any control or direction whatever over the methods by which Cheyenne performs its service and functions. Cheyenne shall not accrue retirement pension or profit sharing benefits, medical insurance, bonus, bonding or any other benefits afforded to employees of Ocean West, except as otherwise provided herein. The sole interest and responsibility of Ocean West is to assure that the services covered by this Agreement shall be performed and rendered by Cheyenne in a competent, efficient, and satisfactory manner.

     4. The term of this Agreement shall commence with the date of this Agreement and shall continue until such time as Cheyenne ceases to be a holder of Preferred Stock - Series "D" of Ocean West.


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     5.   (a)  Cheyenne shall be paid an amount equal to SIX THOUSAND DOLLARS
($6,000.00) per month, unless otherwise agreed upon between Ocean West and Cheyenne. The monthly payment shall be pro-rated to reflect any changes in the holdings by Cheyenne of Preferred Stock - Series "D" of Ocean West. The first payment, which shall include a pro-rata amount for the month in which this Agreement is executed, shall be due on the first (1st) day of the month following execution of this Agreement and subsequent payments shall be due of the first (1st) business day of each calender month thereafter until the termination of this Agreement. The final payment shall be pro-rated to reflect the portion of the month this Agreement is in effect.

          (b) Cheyenne shall be responsible for all expenses incurred in performing services under this Agreement.

          (c) Should there be any delay in the payment of the monthly amount due, the monthly amount will accrue interest at the rate of ten percent (10%) per annum or at the maximum rate of interest allowed by law, whichever is less.

     6. Cheyenne shall not assign this Agreement or any of the duties or obligations of Cheyenne without the prior written consent of Ocean West, which consent may be withheld in Ocean West's sole and absolute discretion. Any attempted assignment shall be void ab initio.

     7. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by mail to the principal office of Cheyenne or Ocean West.

     8. The Waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any party.

     9. No amendment or modification of this Agreement shall be deemed effective unless or until executed in writing by the parties hereto with the same formality attending execution of this Agreement.

    10. Cheyenne shall indemnify and hold harmless Ocean West from all costs, claims, suits and demands of any type arising out of or related to: (a) any actions, awards, or judgments arising from any acts or omissions of Cheyenne arising out of or related to the obligations of Cheyenne under this Agreement; and (b) all claims of any type made against Ocean West by Cheyenne or any third party or governmental agency for worker's compensation claims, accident claims, termination claims, taxes (federal or state), or any other like or similar claim. This indemnity shall apply regardless of whether any insurance coverage is in effect at the time of the claim and shall include all costs and expenses incurred by Ocean West for attorney's fees and litigation expenses in defending itself or in enforcing this indemnity.

    11. This Agreement, having been executed and delivered in the State of California, its validity, interpretation, performance, and enforcement will be governed by the laws of that state.

                              CONSULTING AGREEMENT

                                       2.

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     12.  Each individual and entity executing this Agreement hereby represents and warrants that it has the capacity set forth on the signature pages hereof with full power and authority to bind the party on whose behalf it is executing this Agreement to the terms hereof.

     13. This Agreement is the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the parties with respect to the matters contained in this Agreement. Any waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be set forth in writing and duly executed by or in behalf of the party to be bound thereby. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

     14. This agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached hereto.

     15. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.

     16. The language all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto.

     17. Cheyenne is responsible for paying all taxes (federal, state and local) including without limitation income taxes (including estimated taxes) incurred as a result of the compensation paid by Ocean West to Cheyenne for services rendered under this Agreement within five (5) business days of receiving a request. Cheyenne shall provide Ocean West with proof of timely payment. Cheyenne agrees to indemnify Ocean West from any claims, costs, losses, fees, penalties, interest, or damages suffered by Ocean West resulting from Cheyenne's failure to comply with this provision.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be

                              CONSULTING AGREEMENT

                                       3.

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executed as of the date first written above.

                                                  CHEYENNE PROPERTIES, INC.



                                                  BY: /s/ Ed Simmons
                                                     ----------------------
                                                      Ed Simmons
                                                      President



                                                  OCEAN WEST ENTERPRISES, INC.



                                                  By: /s/ Marshall Stewart
                                                     ----------------------
                                                      Marshall Stewart
                                                      President



                                                  By: /s/ Daryl Meddings
                                                     ----------------------
                                                      Daryl Meddings
                                                      Secretary

                              CONSULTING AGREEMENT

                                       4.